Exhibit 99.2

Note: Guidance for the September quarter 2013 in this investor update excludes special items and mark to market adjustments on out of period fuel hedges unless noted.

Overall Commentary

•	Delta expects a September quarter operating margin of 12 – 14%, an improvement over the 10.2% operating margin for the September 2012 quarter.
•	September quarter free cash flow is projected at approximately $500 million.
•	Unit revenues for the month of September increased 5.5% year over year, with particularly strong results in the trans-Atlantic and domestic entities. The negative impact of yen devaluation lessened from its peak in August, resulting in 1 point of system PRASM pressure for the month.
•	Non-fuel unit costs for the September quarter are projected to increase 0 - 2% over the same period in the prior year.
•	Delta is projecting a September quarter economic fuel price of $2.98 – $3.03 per gallon, which includes taxes, settled hedges and refinery impact.

Guidance

September Quarter 2013
Operating margin	12% – 14%
Free cash flow	$500 million
Cargo and other revenue	$1.2 billion
Average fuel price per gallon, including taxes, settled hedges and refinery impact	$2.98 - $3.03
Profit sharing expense	$250 million
Non-operating expense	$200 million

September Quarter 2013 vs. September Quarter 2012
Passenger unit revenue	Up 3.5 – 4.5%
Consolidated CASM, excluding fuel and profit sharing expense	Up 0% - 2%
System capacity	Up 2 - 3%

Profit Sharing

•	Delta’s broad based employee profit sharing program pays 10% of the company’s adjusted annual profit up to $2.5 billion and 20% above that amount. Adjusted annual profit is calculated as the company’s annual pre-tax income before profit sharing expense, special items and certain other items. The September quarter profit sharing guidance includes amounts to bring year-to-date profit sharing expense to a rate consistent with the company’s full year expectation.

Non-operating expense

•	Delta closed its acquisition of a 49% stake in Virgin Atlantic on June 24, 2013. The portion of Virgin Atlantic’s income attributable to Delta’s ownership stake is included in non-operating expense guidance for the September quarter.

Ancillary Business Expense

•	Delta excludes expenses related to its ancillary businesses from its unit cost guidance. Ancillary businesses include third-party Maintenance Repair and Overhaul, Delta Global Services, MLT Vacations and Delta Private Jets. Delta expects to record approximately $245 million of ancillary business expense in the September quarter. The revenue associated with these ancillary businesses is included in Delta’s guidance for cargo and other revenue.

Share count

•	Delta expects approximately 861 million weighted average diluted shares and approximately 851 million weighted average basic shares outstanding.

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Forward Looking Statements

Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans; the impact that our indebtedness may have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our dependence on technology in our operations; disruptions or security breaches of our information technology infrastructure; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at the Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; our ability to use net operating losses to offset future taxable income; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the effects of terrorist attacks; the effects of the rapid spread of contagious illnesses; and the costs associated with insurance.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2012 and our quarterly report on Form 10-Q for the quarterly period ended June 30, 2013. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of October 2, 2013, and which we have no current intention to update.

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Non-GAAP Reconciliations

Delta sometimes uses information ("non-GAAP financial measures") that is derived from our Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Operating Margin

Delta excludes the following special items from operating margin and other measures because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring core operational performance in the period shown. Therefore, we adjust for these amounts to arrive at more meaningful financial measures. Special items excluded in the table below showing the reconciliation of operating margin are:

•	MTM adjustments. MTM adjustments are based on market prices as of the end of the reporting period for contracts settling in future periods. Such market prices are not necessarily indicative of the actual future value of the underlying hedge in the contract settlement period. Therefore, excluding these adjustments allows investors to better understand and analyze Delta’s core operational performance for the periods reported.
•	Restructuring and other items. Because of the variability in restructuring and other items, the exclusion of restructuring and other items from this measure is helpful to investors to analyze Delta’s core operational costs in the periods shown.

	Three Months Ended September 30,
	2013	2012
	(Projected)
Operating margin	14% to 16%	13.2%
Items excluded:
MTM adjustments	(3)%	(4.4)%
Restructuring and other items	1%	1.4%
Operating margin excluding special items	12% to 14%	10.2%

CASM-Ex

In addition to excluding the special items described above, Delta excludes the following items from consolidated cost per available seat mile or unit cost ("CASM") to evaluate the company’s non-fuel cost performance:

•	Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year-over-year financial performance. The exclusion of aircraft fuel and related taxes from this measure (including Delta’s regional carriers under capacity purchase arrangements) allows investors to better understand and analyze Delta’s non-fuel costs and its year-over-year financial performance.
•	Profit sharing. We exclude profit sharing because this exclusion allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

(Projected)
% Change
Three Months Ended,
September 30, 2013
CASM	1% to 3%
Items excluded:
Aircraft fuel and related taxes	0.5%
Profit sharing	(0.5)%
MTM Adjustments	(1.0)%
CASM-Ex	0% to 2%

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Average Fuel Price Per Gallon

Delta excludes MTM adjustments from average price per fuel gallon because, as described above, excluding these adjustments allows investors to better understand and analyze Delta’s costs for the periods reported.

(Projected)
Three Months Ended,
Consolidated	September 30, 2013
Average price per fuel gallon(1)	$2.71 to $2.76
MTM adjustments	0.27
Average price per fuel gallon, adjusted	$2.98 to $3.03

(1) Includes fuel expense incurred under contract carrier arrangements and the impact of fuel hedge activity

Free Cash Flow

Delta presents free cash flow because management believes this metric is helpful to investors to evaluate the company's ability to generate cash that is available for use for debt service or general corporate initiatives.

(Projected)
Three Months Ended,
(in millions)	September 30, 2013
Net cash provided by operating activities (GAAP)	$1,120
Net cash used in investing activities (GAAP)	(700)
Adjustment:
SkyMiles used pursuant to advance purchase under AMEX agreements	80
Total free cash flow	$500

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